EXHIBIT 23.1

                  CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD
                         INDEPENDENT PETROLEUM ENGINEERS


         We consent to the reference to our firm and to the reference to our "Reserve and Economic Evaluation Oil and Gas Properties" dated April 1, 2005, as revised in March 2006, in the Amendment No. 1 to the Annual Report (Form 10-KSB), of BMB Munai, Inc., for the year ended March 31, 2005.

/s/ Charlie Chapman

Chapman Petroleum Engineering, Ltd.
Calgary, Alberta, Canada
April 10, 2006